SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Forward Air Corporation

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 19, 2004

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of Forward Air Corporation, you are cordially invited to attend the Annual Meeting of Shareholders on Tuesday, May 18, 2004, at 10:00 a.m., EDT, at the Grand Hyatt Atlanta in Buckhead, 3300 Peachtree Road, N.E., Atlanta, Georgia 30305.

YOUR VOTE IS IMPORTANT. Therefore, whether or not you plan to attend the meeting in person, please complete, sign, date and return the enclosed proxy in the envelope provided as promptly as possible. If you attend the meeting and desire to vote in person, you may do so even though you have previously sent a proxy.

I hope you will be able to join us, and we look forward to seeing you in Atlanta.

Sincerely yours,

Bruce A. Campbell
President and Chief Executive Officer

FORWARD AIR CORPORATION
430 Airport Road
Greeneville, Tennessee 37745

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 18, 2004

To the Shareholders of Forward Air Corporation:

The Annual Meeting of Shareholders of Forward Air Corporation (the “Company”) will be held on Tuesday, May 18, 2004, beginning at 10:00 a.m., EDT, at the Grand Hyatt Atlanta in Buckhead, 3300 Peachtree Road, N.E., Atlanta, Georgia 30305.

Attendance at the Annual Meeting will be limited to shareholders, those holding proxies from shareholders and representatives of the press and financial community. If you wish to attend the meeting but your shares are held in the name of a broker, trust, bank or other nominee, you should bring with you a letter from the broker, trustee, bank or nominee confirming your beneficial ownership of the shares.

The purposes of this meeting are:

1.	To elect eight members of the Board of Directors with terms expiring at the next Annual Meeting of Shareholders in 2005;

2.	To consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as the independent auditors of the Company;

3.	To consider and vote upon a proposed amendment to the 1999 Stock Option and Incentive Plan;

4.	To consider and vote upon a proposed amendment to the Non-Employee Director Stock Option Plan;

5.	To consider and vote upon a 2000 stock option award to a non-employee director; and

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

We will make available a list of shareholders of record as of the March 10, 2004 record date for inspection by shareholders during normal business hours from April 21, 2004 until May 17, 2004 at the Company’s principal place of business, 430 Airport Road, Greeneville, Tennessee 37745. The list also will be available to shareholders at the meeting.

Only shareholders of the $0.01 par value common stock of the Company of record at the close of business on March 10, 2004 are entitled to notice of and to vote at the Annual Meeting. Shareholders are cordially invited to attend the meeting in person.

We urge each shareholder to execute and date the enclosed proxy and return it promptly, whether or not you expect to attend the meeting. Any proxy not delivered at the meeting should be mailed to reach the Company’s proxy tabulator, SunTrust Bank, Stock Transfer Department, P.O. Box 4625, Atlanta, Georgia 30302 by 9:00 a.m. on May 17, 2004. You may revoke your proxy at any time before it is voted.

By Order of the Board of Directors,

Matthew J. Jewell
Senior Vice President, General Counsel
and Secretary
Greeneville, Tennessee
April 19, 2004

FORWARD AIR CORPORATION
430 Airport Road
Greeneville, Tennessee 37745
(423) 636-7000

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished to the shareholders of Forward Air Corporation (the “Company”) in connection with the solicitation of proxies by the Board of Directors (the “Board”) for use at the Annual Meeting of Shareholders to be held on Tuesday, May 18, 2004, beginning at 10:00 a.m., EDT, at the Grand Hyatt Atlanta in Buckhead, 3300 Peachtree Road, N.E., Atlanta, Georgia 30305, and any adjournment thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. This proxy material was first mailed to shareholders on or about April 19, 2004.

If the enclosed form of proxy is executed and returned, it will be voted in accordance with the instructions given, but may be revoked at any time insofar as it has not been exercised by notifying the Secretary of the Company in writing at the principal executive offices of the Company or by duly executing and delivering a proxy bearing a later date. Each proxy will be voted FOR Proposal 1 if no contrary instruction is indicated in the proxy, and in the discretion of the proxies on any other matter which may properly come before the shareholders at the Annual Meeting.

There were 21,522,650 shares of our $0.01 par value common stock issued and outstanding on March 10, 2004. A majority of those shares, present or represented by proxy, will constitute a quorum. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum on all matters. Because directors are elected by a plurality of the votes cast, abstentions and broker non-votes are not considered in the election. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Shareholders are entitled to one vote for each share of common stock held of record at the close of business on March 10, 2004.

The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing this Proxy Statement. Solicitation will be made by mail, and also may be made by the Company’ executive officers or employees personally. The Company does not anticipate paying any compensation to any other party for this solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the date of this Proxy Statement, our Board is comprised of nine directors, seven of whom are non-employee directors. There are eight nominees for election at the Annual Meeting of Shareholders, each to hold office until the next Annual Meeting of Shareholders and until a successor has been duly elected and qualified. The Board of Directors recommends a vote for the election of the eight nominees named below. Duly executed proxies will be so voted unless record holders specify a contrary choice on their proxies. If for any reason a nominee is unable to serve as a director, it is intended that the proxies solicited hereby will be voted for such substitute nominee as the Board may propose. The Board has no reason to expect that the nominees will be unable to serve and, therefore, at this time it does not have any substitute nominees under consideration. Proxies cannot be voted for a greater number of persons than the number named.

The nominees for election shall be elected by a plurality of the votes cast by the shares of common stock entitled to vote at the Annual Meeting. Shareholders have no right to vote cumulatively for directors. Each share shall have one vote for each directorship to be filled on the Board of Directors.

Director Nominees

The following persons are the nominees for election to serve as directors. All director nominees presently serve on the Board. There are no family relationships between any of the director nominees. Certain information relating to the nominees, furnished by the nominees, is set forth below.

BRUCE A. CAMPBELL	Director since 1993
Greeneville, Tennessee	Age 52

Mr. Campbell has served as a director since April 1993, as President since August 1998 and as Chief Executive Officer since October 2003. Mr. Campbell was Chief Operating Officer from April 1990 until October 2003 and Executive Vice President from April 1990 until August 1998. Prior to joining the Company, Mr. Campbell served as vice president of Ryder-Temperature Controlled Carriage in Nashville, Tennessee from September 1985 until December 1989. Mr. Campbell also serves as a director of Greene County Bancshares.

ANDREW C. CLARKE	Director since 2001
Greeneville, Tennessee	Age 33

Mr. Clarke has served as a director and as Chief Financial Officer, Senior Vice President and Treasurer since April 2001. He also has served as chief financial officer, senior vice president and director of Forward Air Systems Technology, Inc., a wholly-owned subsidiary, since April 2000. From August 1998 to March 2000, Mr. Clarke was an investment banker with Deutsche Banc Alex. Brown, Inc. in the Global Transportation Group. From August 1993 until May 1996, he worked in the mergers and acquisitions group at A.G. Edwards & Sons, Inc.

HON. ROBERT KEITH GRAY	Director since 1993
Miami, Florida	Age 78

Mr. Gray has been chairman and chief executive officer of Gray and Company II, a public relations company, since November 1992. Since 1981, Mr. Gray has also been chairman of Gray Investment Companies and Powerhouse Leasing Corp. From 1991 to 1992, Mr. Gray was chairman of Hill & Knowlton Public Affairs Worldwide/USA and was its chief executive officer from 1986 to 1991. Mr. Gray has served in various government positions, including Special Assistant to the Secretary of the Navy, Secretary of the Cabinet and Special Assistant to President Eisenhower.

RICHARD W. HANSELMAN	Director since 2004
Nashville, Tennessee	Age 76

Mr. Hanselman has been a director of ArvinMeritor, Inc., a global supplier of a broad range of systems, modules and components to the motor vehicle industry, since July 2000. He was a director of Arvin Industries, Inc. from 1983 until it merged with ArvinMeritor, Inc. Mr. Hanselman was the non-executive chairman of the board of Health Net, Inc., a managed care provider from May 1999 until December 2003, and he continues to serve as a director. He also served as a director of predecessor corporations of Health Net, Inc. Mr. Hanselman is an Honorary Trustee of the Committee for Economic Development.

C. JOHN LANGLEY, JR.	Director since 2004
Knoxville, Tennessee	Age 58

Dr. Langley is The Logistics Institute Professor of Supply Chain Management and a member of the faculty of the School of Industrial and Systems Engineering at the Georgia Institute of Technology. He serves as Director of Supply Chain Executive Programs at Georgia Tech and as Executive Director of the Supply Chain Executive Forum. Prior to his September 2001 appointment with Georgia Tech, he served as a Professor at the University of Tennessee from September 1973 where most recently he was the Dove Distinguished Professor of Logistics and Transportation. Dr. Langley is a director of UTi Worldwide Inc.

RAY A. MUNDY	Director since 2000
St. Louis, Missouri	Age 59

Dr. Mundy has served as director of the Center for Transportation Studies and Barriger Endowed Professor of Transportation and Logistics at the University of Missouri since January 2000. From January 1996 until December 1999, he was the Taylor Distinguished Professor of Logistics and Transportation at the University of Tennessee. Also, while at the University of Tennessee, Dr. Mundy managed its Transportation Management & Policies Studies program and was one of the directors of its Supply Chain Forum. Additionally, Dr. Mundy serves as a consultant to both the public and private sectors and sits on advisory boards for internet, transportation and logistics companies.

SCOTT M. NISWONGER	Director since 1981
Greeneville, Tennessee	Age 56

Mr. Niswonger is a co-founder of the Company and has served as a director since its founding in October 1981. Since February 1988, he has been Chairman of the Board. Mr. Niswonger served as President of the Company from October 1981 until August 1998 and served as Chief Executive Officer from October 1981 until October 2003.

B. CLYDE PRESLAR	Director since 2004
Charlotte, North Carolina	Age 49

Mr. Preslar has served as chief financial officer and vice president of Lance, Inc., a snack food company, since April 1996. He also has been secretary of Lance, Inc. since February 2002. Mr. Preslar was director of finance while at Black & Decker Corporation from July 1989 until April 1996. He also was with RJR Nabisco from 1978 to 1989 where his last position was director of investor relations. Mr. Preslar is a Certified Public Accountant. He is a director of Standard Commercial Corporation.

Board of Directors and Committees

During the last year, the Board held five meetings. The Board has standing Audit, Nominating, Compensation and Executive Committees. The Audit Committee is scheduled to meet at least quarterly. The other committees do not have a formal meeting schedule, but are required to meet at least once each year. The non-employee directors meet without management in regular executive sessions.

All directors hold office at the pleasure of the shareholders. All of the incumbent directors attended at least 75% of the total number of meetings of the Board and committees on which they served during 2003.

The members of the Board of Directors and the committees of the Board on which they serve as of the date of this Proxy Statement are identified below.

	Audit	Nominating	Compensation	Executive
Director	Committee	Committee	Committee	Committee
Bruce A. Campbell				*
Andrew C. Clarke				*
James A. Cronin, III†	*	*	*
Robert Keith Gray (1)	*	*	* *
Richard W. Hanselman (2)
C. John Langley, Jr. (3)
Ray A. Mundy (4)	* *	* *	*
Scott M. Niswonger
B. Clyde Preslar (5)

*	Member.

**	Chairman.

†	Retiring from each committee after the date of this Proxy Statement and as a director as of the date of the Annual Meeting.

(1)	Mr. Gray will continue to serve as a member of the Nominating and Compensation Committees after the date of this Proxy Statement.

(2)	Mr. Hanselman will serve as a member of the Nominating and Compensation Committees after the date of this Proxy Statement.

(3)	Dr. Langley will serve as a member of the Audit Committee and as Chairman of the Compensation Committee after the date of this Proxy Statement.

(4)	Dr. Mundy will continue to serve as a member of the Audit Committee and will serve as Chairman of the Nominating Committee after the date of this Proxy Statement.

(5)	Mr. Preslar will serve as Chairman of the Audit Committee after the date of this Proxy Statement.

Below is a description of each committee of the Board. With the exception of the Executive Committee, each committee has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board has determined that each member of the Audit, Nominating and Compensation Committees is “independent” as defined in the applicable National Association of Securities Dealers (“NASD”) listing standard and that each member is free of any relationship that would interfere with his individual exercise of independent judgment. The Board has adopted a written charter for each of the Audit, Nominating and Compensation Committees. The full text of each charter and the Company’s Code of Ethics are available on the Company’s Investor Relations website located at www.forwardair.com. Additionally, a copy of the Audit Committee Charter is attached as Appendix I to this Proxy Statement.

We expect, but do not require, directors to attend the Annual Meeting of Shareholders, subject to compelling personal or business commitments. Last year, all of our directors attended the Annual Meeting of Shareholders.

Audit Committee

The Audit Committee recommends engagement of the independent auditors, considers the fee arrangement and scope of the audit, reviews the financial statements and the independent auditors’ report, considers comments made by the independent auditors with respect to the Company’s internal control structure, and reviews internal accounting procedures and controls with the Company’s financial and accounting staff. The Board of Directors has determined that both Messrs. Cronin and Preslar meet the definition of an “audit committee financial expert” as that term is defined by the rules and regulations of the Securities and Exchange Commission (the “SEC”). Mr. Cronin will not stand for re-election at the 2004 Annual Meeting. Mr. Preslar’s presence on the Audit Committee will continue to fulfill the SEC requirement after Mr. Cronin’s retirement. The Audit Committee held seven meetings during 2003.

Nominating Committee

The Board is responsible for approving nominees for election as directors. To assist in this task, the Nominating Committee:

•	establishes criteria for the selection of new directors to serve on the Board;

•	identifies qualified individuals as candidates for approval by the Board and to stand for election by the shareholders;

•	conducts appropriate inquiries into the backgrounds and qualifications of potential candidates with the assistance of a professional search firm, if necessary;

•	reviews and recommends to the Board qualifications for Board membership, composition and size to ensure that the Board has the requisite experience and its membership consists of persons with sufficiently diverse and independent backgrounds;

•	reviews and recommends to the Board compensation and benefits for directors; and

•	develops and recommends for Board approval procedures for annual evaluation of the Board and management.

In evaluating and determining whether to nominate a candidate for a position on the Company’s Board, the Nominating Committee seeks individuals with high professional ethics and values, relevant management and/or business experience and a commitment to enhancing shareholder value. In evaluating candidates for nomination, the Nominating Committee utilizes a variety of methods. The Company regularly assesses the size of the Board, whether any vacancies are expected as a result of retirement or otherwise, and the need for particular expertise on the Board. Candidates may come to the attention of the Nominating Committee from current Board members, shareholders, professional search firms, officers or other persons. The Nominating Committee will review all candidates in the same manner regardless of the source of the recommendation.

Shareholders wishing to communicate with the Nominating Committee concerning potential director candidates may do so by corresponding with the Secretary of the Company at 430 Airport Road, Greeneville, Tennessee 37745, and including the name and biographical data of the individual being suggested. The Nominating Committee held one meeting during 2003.

Messrs. Hanselman and Preslar and Dr. Langley were appointed to the Board on April 12, 2004. They are the only non-employee director nominees for the 2004 Annual Meeting of Shareholders who are standing for election by the shareholders for the first time. The Nominating Committee paid a professional search firm to identify and evaluate potential director candidates. Through this process, two of the three nominees were identified and recommended to the Board. Dr. Langley was introduced for consideration as a potential candidate by Mr. Campbell. Dr. Langley and Mr. Niswonger previously served together on the board of Landair Corporation from August 1998 until February 2003. The Board approved the recommendation of the Nominating Committee for these three director nominees.

Compensation Committee

The Compensation Committee is responsible for determining the overall compensation levels of certain of the Company’s executive officers and administering the Company’s employee stock option plan and other employee benefit plans. The Compensation Committee held three meetings during 2003.

Executive Committee

The Executive Committee is authorized to act on behalf of and to carry out the functions of the Board to the extent permitted by law and the Bylaws of the Company.

Shareholder Communications With The Board

Any shareholder who wishes to send communications to the Board or any individual director may do so by writing to the Board of Directors in care of Matthew J. Jewell, Secretary, Forward Air Corporation, 430 Airport Road, Greeneville, Tennessee 37745. All appropriate communication will then be forwarded by the Secretary to the Board of Directors or the individual Board member. Your letter should indicate that you are a shareholder.

Compensation of Directors

Employee directors of the Company do not receive additional compensation for serving as members of the Board of Directors or on any committee thereof. During 2003, in lieu of an annual retainer, non-employee directors were paid a fee of $1,500 for each Board meeting and $1,500 for each committee meeting attended, together with reasonable traveling expenses. No additional fee was paid for committee meetings held on the same day as Board meetings.

The Company’s Non-Employee Director Stock Option Plan (the “Director Plan”) provides that on the first business day following each Annual Meeting of Shareholders each non-employee director is automatically granted an option for the purchase of 7,500 shares of common stock at an exercise price equal to the closing sales price of the common stock on the date of grant. On May 20, 2003, James A. Cronin, III, Robert Keith Gray and Ray A. Mundy were granted 7,500 options at an exercise price of $23.35 per share. See Proposal 2, “Approval of Amendment to the Non-Employee Director Stock Option Plan.”

Certain Relationships and Related Transactions

Scott M. Niswonger, the Chairman of the Board, owns a majority interest in the parent company of Landair Transport, Inc. (“Landair”), a licensed motor carrier. Matthew J. Jewell, Senior Vice President, General Counsel and Secretary of the Company, served in these same capacities for Landair in 2003.

During 2003, the Company and Landair provided each other various operational and administrative services. The Company charged Landair approximately $200,000 and Landair charged the Company approximately $58,000 for these services in 2003. In addition, the Company and Landair engaged in transactions where

Landair hauled deferred air freight shipments for the Company which were in excess of the Company’s scheduled capacity. The cost of these shipments to the Company was approximately $900,000 during 2003.

The Company subleases space to Landair at the Company’s headquarters in Greeneville, Tennessee, which the Company leases from the Greeneville-Greene County Airport Authority. Sublease rental income charged to Landair in 2003 was approximately $28,000.

The Company chartered an aircraft on an as-needed, hourly basis from Sky Night, L.L.C. (“Sky Night”) in 2003. Sky Night is owned by Scott M. Niswonger. The total air charter expense paid in 2003 was approximately $196,000. In addition, Sky Night subleases hangar space for aircraft at the Company’s headquarters, which Sky Night leases from the Greeneville-Greene County Airport Authority. The total sublease rental charged to Sky Night in 2003 was approximately $35,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of shares of our outstanding common stock held as of March 10, 2004 by (i) each director and director nominee; (ii) our Chief Executive Officer and four other highest paid executive officers (“Named Executive Officers”); and (iii) all directors and executive officers as a group. The table also sets forth the beneficial ownership of shares of our outstanding common stock held as of December 31, 2003 by each person, entity or group known by us to beneficially own 5% or more.

Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security, has or shares the power to dispose of or direct the disposition of the security, or has the right to acquire the security within 60 days. Except as otherwise indicated, the shareholders listed in the table are deemed to have sole voting and investment power with respect to the common stock owned by them on the dates indicated above.

	Shares Beneficially Owned
Name and Address of Beneficial Owner (1)	Number		Percent (%) (2) (3)
Directors, Nominees and Named Executive Officers
Bruce A. Campbell	395,980	(4)	1.8
Andrew C. Clarke	73,355	(5)	*
James A. Cronin, III	161,200	(6)	*
Hon. Robert Keith Gray	167,800	(6)	*
Richard W. Hanselman	—		—
C. John Langley, Jr.	450		*
Ray A. Mundy	19,415	(7)	*
Scott M. Niswonger	484,300	(8)	2.3
B. Clyde Preslar	—		—
Rodney L. Bell	101,487	(9)	*
Craig A. Drum	12,773	(10)	*
Chris C. Ruble	19,926	(11)	*
All directors and executive officers as a group (13 persons)	1,472,936	(12)	6.7
Other Principal Shareholders
Franklin Resources, Inc.	2,456,401	(13)	11.4
T. Rowe Price Associates, Inc.	1,708,300	(14)	7.9
Kayne Anderson Rudnick Investment Management, LLC	1,614,537	(15)	7.5
Columbia Wanger Asset Management, L.P.	1,249,200	(16)	5.8

*	Less than one percent.

(1)	The business address of each listed director, nominee and Named Executive Officer is c/o Forward Air Corporation, 430 Airport Road, Greeneville, Tennessee 37745.

(2)	The percentages shown for directors, nominees and Named Executive Officers are based on 21,522,650 shares of common stock outstanding on March 10, 2004.

(3)	The percentages shown for other principal shareholders are based on 21,496,885 shares of common stock outstanding on December 31, 2003.

(4)	Includes 244,002 shares which are issuable pursuant to options which are exercisable within 60 days of March 10, 2004.

(5)	Includes 72,500 shares which are issuable pursuant to options which are exercisable within 60 days of March 10, 2004.

(6)	Includes 142,500 shares which are issuable pursuant to options which are exercisable within 60 days of March 10, 2004.

(7)	Includes 18,750 shares which are issuable pursuant to options which are exercisable within 60 days of March 10, 2004.

(8)	Includes 300 shares held by Mr. Niswonger as custodian for his grandson and 300 shares which are held by Mr. Niswonger’s spouse as custodian for one of her children.

(9)	Includes 68,750 shares which are issuable pursuant to options which are exercisable within 60 days of March 10, 2004.

(10)	Includes 12,500 shares which are issuable pursuant to options which are exercisable within 60 days of March 10, 2004.

(11)	Includes 19,200 shares which are issuable pursuant to options which are exercisable within 60 days of March 10, 2004.

(12)	Includes 756,952 shares which are issuable pursuant to options which are exercisable within 60 days March 10, 2004.

(13)	Franklin Resources, Inc. (“FRI”), One Franklin Parkway, San Mateo, California 94403, reported in a Schedule 13G filed with the SEC that as of December 31, 2003, FRI, a parent holding company, Franklin Advisers, Inc. (“FAI”), an investment adviser, Charles B. Johnson in his individual capacity as a principal shareholder of FRI, and Rupert H. Johnson, Jr. in his individual capacity as a principal shareholder of FRI, beneficially owned the shares. FAI had sole voting and dispositive power with respect to 1,900,648 shares. Franklin Private Client Group, Inc., an investment adviser subsidiary, is reported to have sole voting and dispositive power with respect to 553,253 shares. Fiduciary Trust Company International is reported to have sole voting and dispositive power over 2,500 shares.

(14)	T. Rowe Price Associates, Inc. (“Price Associates”), 100 E. Pratt Street, Baltimore, Maryland 21202, reported in a Schedule 13G filed with the SEC that as of December 31, 2003, these securities are owned by various individual and institutional investors for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. According to the filing, Price Associates had sole voting power over 372,700 of the shares, sole dispositive power over 1,708,300 of the shares, and no shared voting or dispositive power over the shares.

(15)	Kayne Anderson Rudnick Investment Management, LLC (“Kayne Anderson”), 1800 Avenue of the Stars, Second Floor, Los Angeles, California 90067, reported in a Schedule 13G filed with the SEC that as of December 31, 2003, Kayne Anderson, an investment adviser, had sole voting and dispositive power over the shares and no shared voting or dispositive power over the shares.

(16)	Columbia Wanger Asset Management, L.P. (“WAM”), 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606, reported in a Schedule 13G filed with the SEC that as of December 31, 2003, WAM, an investment adviser, and WAM Acquisition GP, Inc., its general partner, had shared voting and dispositive power over the shares and no sole voting or dispositive power over the shares.

Compensation of Executive Officers in 2003

Summary Compensation Table

The following table sets forth the cash and non-cash compensation paid or to be paid by the Company to the Named Executive Officers for the years shown in all capacities in which they served.

					Long-Term
					Compensation
					Awards
		Annual Compensation			Number of Securities	All Other
				Other Annual	Underlying	Compensation
Name and Principal Positions	Year	Salary	Bonus	Compensation	Options	(1)
Bruce A. Campbell	2003	$262,077	$100,000	$—	150,000	$9,000
Chief Executive Officer	2002	250,000	—	—	—	10,121
and President	2001	250,000	—	—	—	10,747
Andrew C. Clarke	2003	$174,385	$100,000	$—	30,000	$9,793
Chief Financial Officer,	2002	150,000	—	—	—	10,345
Senior Vice President and	2001	133,267	—	—	60,000	2,325
Treasurer
Craig A. Drum	2003	$153,058	$50,000	$—	—	$10,238
Senior Vice President,	2002	150,000	—	—	—	11,385
Sales	2001	122,115	—	—	20,000	9,780
Chris C. Ruble	2003	$153,058	$50,000	$—	—	$10,215
Senior Vice President,	2002	150,000	—	—	—	10,330
Operations	2001	123,938	3,154	—	15,000	10,566
Rodney L. Bell	2003	$147,808	$50,000	$—	—	$9,917
Vice President and Controller	2002	111,000	—	—	—	9,000
	2001	109,519	25,000	—	60,000	10,539

(1)	Includes car allowance and employer matching portion of 401(k) contributions.

2003 Option Grants, Aggregated Option Exercises and Option Values

During 2003, the Company awarded stock options to two of the Named Executive Officers as set forth in the following table. The Company has not granted and does not have any Stock Appreciation Rights outstanding.

Option Grants in Last Fiscal Year

					Potential Realizable Value at Assumed
					Annual Rates of Stock Price Appreciation
	Individual Grants				for Option Term (2)
	Number of	Percent of
	Securities	Total
	Underlying	Options	Exercise
	Options	Granted to	or Base
	Granted	Employees	Price	Expiration
Name	(1)	in Last Year	($/Share)	Date	0%	5%	10%
Bruce A. Campbell	120,000	53.33%	$19.87	02/07/13	$-0-	$1,345,117	$3,554,233
	30,000	13.33	30.31	10/27/13	14,100	594,821	1,485,762
Andrew C. Clarke	30,000	13.33	19.87	02/07/13	-0-	336,279	888,558

(1)	All options listed were granted pursuant to the 1999 Stock Option and Incentive Plan (the “Plan”). Option exercise prices are defined in the Plan as the average closing bid and ask price on the last trading date preceding the grant date.

(2)	Potential realizable values are based on assumed annual rates of return specified by SEC rules. The Company’s management has consistently cautioned shareholders and option holders that such increases in values are based on speculative assumptions and should not inflate expectations of the future value of their holdings.

Aggregated Option Exercises In Last Fiscal Year
And Fiscal Year-End Option Values

The following table sets forth the year-end aggregated option exercises and the year-end value of unexercised options held by two of the Named Executive Officers.

	Option Exercises In Last Year		Number of Securities Underlying Unexercised Options		Value of Unexercised In-The-Money Options
	Shares Acquired	Value	at Fiscal Year-End		at Fiscal Year-End (1)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Bruce A. Campbell	40,000	$762,980	204,002	150,000	$4,335,043	$915,600
Chris C. Ruble	4,500	84,280	16,700	8,750	103,974	19,513

(1)	Represents the closing price for the common stock on December 31, 2003 of $27.50 less the exercise price for all outstanding exercisable and unexercisable options for which the exercise price is less than the December 31, 2003 closing price. Exercisable options have been held at least one year from the date of grant.

Employment Agreements, Termination of Employment and Change-in-Control Arrangements

The Company has an employment agreement that expires in October 2006 with Bruce A. Campbell, the Company’s President and Chief Executive Officer. Mr. Campbell’s annual base salary under the agreement is $300,000. Upon certain circumstances, including upon early involuntary termination of Mr. Campbell’s employment with the Company, the Company may be obligated to pay Mr. Campbell an amount equal to his annual base salary for one year, including any earned and unpaid bonus of up to 50% of his annual base salary, and health insurance payments for one year. In addition to his base salary, in 2003 Mr. Campbell was granted options to purchase up to 120,000 and 30,000 shares of common stock at $19.87 and $30.31 per share, respectively. The 30,000 options granted to Mr. Campbell concurrently with the effective date of the employment agreement vest equally over three years; however, they may not be exercised during his employment with the Company. No stock options were granted to Mr. Campbell in 2000, 2001 or 2002. Mr. Campbell is eligible for participation in the Company’s cash incentive and other benefit plans. Mr. Campbell is also bound by the terms of a non-competition agreement entered into in connection with the employment agreement.

In the event of a Change-in-Control (as defined in the employment agreement) which results in the termination of Mr. Campbell’s employment, he immediately is entitled to (i) an amount equal to his annual base salary, payable in installments over the 24 months following the date of the Change-in-Control; (ii) payment of the maximum amount earned as a year-end bonus; (iii) any earned and unpaid bonus for prior calendar years, accrued and unpaid vacation pay, unreimbursed expenses and any other benefits owed under any written employee benefit plan or policy of the Company; (iv) the vested portion of his stock options and the acceleration and immediate vesting of the unvested portion of his stock options; and (v) continued coverage under the Company’s employee medical and life insurance plans for the 12 month period following the date of the Change-in-Control. Mr. Campbell would have two years from the date of the Change-in-Control to exercise all vested stock options.

In the event of a Change-in-Control involving the continued employment of Mr. Campbell, he will be entitled to compensation and benefits consistent with the terms of the employment agreement.

Compensation Committee Interlocks and Insider Participation

Since May 2003, the Compensation Committee was comprised of three independent non-employee directors, James A. Cronin, III, Robert Keith Gray and Ray A. Mundy. Prior to May 2003, Scott M. Niswonger, Chairman of the Board, served on the Compensation Committee. See “Certain Relationships and Related Transactions.”

Compensation Committee Report on Executive Compensation

The Company’s general compensation policies on executive officer compensation are administered by the Compensation Committee; however, the Compensation Committee submits its determinations to the full Board for its comments and concurrence. Since May 2003, all members of the Compensation Committee were independent non-employee directors. It is the responsibility of the Compensation Committee to determine whether the executive compensation policies are reasonable and appropriate to meet their stated objectives and effectively serve the best interests of the Company and its shareholders.

The three components of executive officer compensation are base salary, annual bonus incentive awards and stock option grants. In addition to the Compensation Committee’s determinations on base salary, bonus incentive awards and stock option grants, the Compensation Committee administers the Company’s employee stock purchase plan and two stock option and incentive plans and determines the options to be granted to executive officers.

The Company believes that its executive compensation policy should be reviewed annually and should be reviewed in light of the Company’s financial performance, annual budget, position within its industry sector and the compensation policies of similar companies in its business sector. The Compensation Committee believes that in addition to corporate performance, it is appropriate to consider, in setting and reviewing executive compensation, the level of experience and the responsibilities of each executive as well as the personal contributions a particular individual may make to the success of the corporate enterprise. Such qualitative factors are taken into account in considering levels of compensation and are applied subjectively by the Compensation Committee.

The Company has an employee cash incentive plan, which provides for quarterly or annual cash incentive payments to employees based on the Company’s results of operations. The goals of the cash incentive plan are established based on operating plans for the year, and amounts payable under the cash incentive plan are determined based on the results of the Company’s operations. The amount of the cash incentives paid under the cash incentive plan are determined annually by the Board.

In February 2004, the Board approved, subject to shareholder approval, the Compensation Committee’s recommendation that the number of authorized shares issuable under the 1999 Stock Option and Incentive Plan (the “1999 Plan”) be increased from 1,500,000 to 3,000,000 shares of common stock. This increase is necessary to continue to be able to offer new options to executive officers and key employees. In 2003, stock options totaling 225,000 were granted under the 1999 Plan and 215,651 remained available for future grants at December 31, 2003. The Company’s 1992 Stock Option and Incentive Plan provided for issuance of up to 3,000,000 shares of common stock, but further grants under the 1992 Plan ceased upon its expiration in 2002. At December 31, 2003, 217,319 options remained outstanding under the 1992 Plan.

The Company also has an employee stock purchase plan under which all executive officers are entitled to participate unless they own five percent or more of the total outstanding common stock.

The Compensation Committee utilizes the same philosophy to determine the compensation of the Company’s Chief Executive Officer and its other executive officers.

Section 162(m) of the Internal Revenue Code of 1986, as amended and any successor thereto (the “Code”), was enacted as part of the 1993 Omnibus Budget Reconciliation Act and generally disallows a corporate deduction for compensation over $1,000,000 paid to the Company’s Chief Executive Officer or any other of the four most highly compensated officers. The Compensation Committee continues to analyze the potential impact of this limitation. Under the regulations and the transition rules of the Code, executive compensation pursuant to the 1992 Stock Option Plan and the 1999 Stock Option and Incentive Plan is expected to qualify as “performance based” compensation and therefore be excluded from the $1,000,000 limit. Other forms of compensation provided by the Company, however, are not excluded from the limit. The Compensation Committee currently anticipates that substantially all compensation to be paid in future years will be deductible under Section 162(m) because of the present levels of executive officer compensation. In any event, the Compensation Committee believes that performance based compensation is desirable and can be structured in a manner to qualify as performance based compensation under Section 162(m).

James A. Cronin, III
Robert Keith Gray, Chairman
Ray A. Mundy

The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee’s function is more fully described in its charter, which the Board has adopted and is included as Appendix I to this Proxy Statement. The Committee reviews the charter on an annual basis. The Board annually reviews the definition of independence under the NASD listing standards for audit committee members and has determined that each member of the Committee meets that standard.

Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2003 with the Company’s management and has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61, as amended, “Communication with Audit Committees.” In addition, Ernst & Young LLP has provided, and the Audit Committee has received, written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees, as amended.”

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the SEC.

In addition, the Audit Committee has discussed with Ernst & Young, LLP, their independence from management and the Company and considered the compatibility of non-audit services with Ernst & Young, LLP’s independence.

James A. Cronin, III
Robert Keith Gray
Ray A. Mundy, Chairman

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Independent Auditors

The Board, acting upon the recommendation of the Audit Committee, has appointed the independent public accounting firm of Ernst & Young LLP to serve as the Company’s independent auditors for 2004. A representative of Ernst & Young LLP is not expected to be present at the Annual Meeting, and thus, is not expected to make a statement or be available to respond to appropriate questions.

The fees billed by Ernst & Young LLP for services rendered to the Company and its subsidiaries in 2003 and 2002 were as follows:

	2003	2002
Audit Fees (1) (2)	$315,290	$169,250
Audit-Related Fees (3)	33,200	15,685
Tax Fees (3)	103,111	121,494
All Other Fees (3)	—	—

(1)	Includes fees and expenses related to the audit and interim reviews for the fiscal year notwithstanding when the fees and expenses were billed or when the services rendered.

(2)	Includes fees of $125,540 associated with the sale of 2,200,000 shares of Company common stock by Scott M. Niswonger in November 2003. Mr. Niswonger reimbursed the Company for one-third of this expense.

(3)	Includes fees and expenses for services rendered from January through December of the fiscal year notwithstanding when the fees and expenses were billed.

Pre-Approval Policies and Procedures

On February 4, 2004, the Audit Committee adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. The Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. During 2003 and as of the date of this Proxy Statement, the Audit Committee pre-approved all of these services.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board, acting upon the recommendation of the Audit Committee, has appointed the independent public accounting firm of Ernst & Young LLP to serve as the Company’s independent auditors for 2004. As in the past, the Board has determined that it would be desirable to request ratification of its appointment by the shareholders of the Company. If the shareholders do not ratify the appointment of Ernst & Young LLP, the appointment of independent public accountants will be reconsidered by the Board.

A representative of Ernst & Young LLP is not expected to be present at the Annual Meeting, and thus, is not expected to make a statement or be available to respond to appropriate questions.

This Proposal will be approved if the votes cast in favor of the Proposal exceed the votes cast against it. Unless otherwise directed therein, the proxies solicited hereby will be voted for approval of Ernst & Young LLP.

The Board of Directors recommends that shareholders vote FOR ratification of appointment of Ernst & Young LLP as independent auditors for the Company for 2004.

PROPOSAL 3 — APPROVAL OF AMENDMENT TO THE 1999 STOCK OPTION AND INCENTIVE PLAN

Effective February 5, 1999, the Company adopted the 1999 Stock Option and Incentive Plan (the “1999 Plan”) for grants of options and other incentive awards to attract, retain and reward officers and other key employees. The Company’s shareholders approved the 1999 Plan on May 18, 1999. At this year’s Annual Meeting, shareholders are being asked to approve an amendment (the “Amendment”) to the 1999 Plan adopted by the Board effective February 5, 2004, subject to shareholder approval, in order to maintain the plan as a continuing source of employee incentives.

Currently, the 1999 Plan provides that 1,500,000 shares of the Company’s common stock be reserved for the grant of incentive awards. The Amendment, if approved by shareholders, would increase the number of shares of common stock available for issuance under the 1999 Plan to 3,000,000. As of March 10, 2004, an aggregate of 3,526 shares of the Company’s common stock remained available. Other provisions of the Amendment correct typographical errors and clarify the tax treatment of incentive stock options in the event an employee terminates employment but remains as a non-employee director.

The following description of the principal features of the 1999 Plan and the Amendment is qualified in its entirety by reference to the applicable provisions of the documents. Please write to the Secretary at the address on the cover of this Proxy Statement to request a copy of the 1999 Plan. The full text of the Amendment is attached to this Proxy Statement as Appendix II.

If the Company’s shareholders do not approve the Amendment, the 1999 Plan will terminate when all currently available shares have been granted in the form of options or other awards. In this event, the Company will not possess a means that directly links the interests of its management employees to the performance of the Company. As of the date of this Proxy Statement, no awards have been made regarding the additional 1,500,000 shares authorized by the Amendment.

Summary of Material Provisions of the 1999 Plan and the Amendment

Under the 1999 Plan, officers and other key employees as well as key consultants may be eligible to receive awards of stock options, stock appreciation rights and restricted stock. Options granted under the 1999 Plan may be “incentive stock options” (“ISOs”), within the meaning of Section 422 of the Code, or nonqualified stock options (“NQSOs”). Stock Appreciation Rights (“SARs”) may be granted simultaneously with the grant of an option or (in the case of NQSOs) at any time during its term. Restricted stock may be granted in addition to or in lieu of any other award granted under the 1999 Plan.

Currently, the 1999 Plan provides that awards may be granted covering up to 1,500,000 shares of common stock and limits the number of shares with respect to which awards (including options, SARs and restricted stock) may be granted to any individual to no more than 300,000 shares in any year. These share amounts are subject to antidilution and similar adjustments resulting from a stock split, combination of shares, recapitalization, or similar changes and reflect a two-for-one stock split of the common stock on March 19, 1999 and a three-for-two stock split of the common stock on January 28, 2000. Unless the 1999 Plan is terminated earlier by the Company’s Board of Directors, awards may be granted for a period of ten years from February 5, 1999.

The 1999 Plan is administered by the Compensation Committee, which is comprised solely of independent non-employee directors. Subject to the provisions of the 1999 Plan, the Compensation Committee determines the type of award, when and to whom awards are granted, and the number of shares covered by each award. The Compensation Committee has sole discretionary authority to interpret the 1999 Plan and to adopt rules and regulations related thereto. In determining the persons to whom awards shall be granted and the number of shares covered by each award, the Compensation Committee takes into account the contribution to the management, growth and profitability of the business of the Company by the respective persons and such other factors as the Compensation Committee deems relevant.

The Compensation Committee determines, in its sole discretion, the purchase price of the shares of common stock covered by an option and the kind of consideration payable with respect to any awards; provided, however, that in the case of the ISOs, the price must not be less than the Fair Market Value (as defined in the 1999 Plan) on the date of grant, and provided further that the option price must be 110% of the Fair Market Value in the case of the ISOs granted to “Ten Percent Stockholders” (as defined in the 1999 Plan). The Compensation Committee may provide for the payment of the option price in cash, by delivery of shares of common stock having a Fair Market Value equal to such option price, by a combination thereof or by any other method in accordance with the terms of the option agreements. The 1999 Plan contains special rules governing the time of exercise in the case of death, disability, or other termination of employment and also provides for acceleration of the exercisability of options in the event of a Change-in-Control (as defined in the 1999 Plan).

Awards granted under the 1999 Plan become immediately exercisable or otherwise nonforfeitable in full in the event of a Change-in-Control of the Company, notwithstanding specific terms of the awards providing otherwise. Furthermore, with respect to stock options granted under the 1999 Plan, following a Change-in-Control, the Compensation Committee may, in its discretion, permit the cancellation of such options in exchange for a cash payment in an amount per share equal, generally, to the difference between the highest Fair Market Value per share of common stock during the 60 day period preceding the Change-in-Control and the exercise price. A Change-in-Control is defined in the 1999 Plan to include, among other things, (i) the acquisition of securities representing a majority of the combined voting power of all classes of capital stock by any person (other than the Company and other related entities); (ii) the approval by the shareholders of a merger or consolidation of the Company into or with another entity (with certain exceptions), the sale or other disposition of all or substantially all of the Company’s assets, or the adoption of a plan of liquidation; or (iii) a change in the composition of the Board of Directors in any two-year period such that individuals who were Board members at the beginning of such period cease to constitute a majority thereof (with certain exceptions).

The 1999 Plan also permits the Compensation Committee to grant SARs with respect to all or any portion of the shares of common stock covered by options. Each SAR will confer a right to receive an amount with respect to each share subject thereto, upon exercise thereof, equal to the excess of (i) the Fair Market Value of one share of common stock on the date of exercise over (ii) the grant price of the SAR. The grant price of any SAR granted in tandem with an option will be equal to the exercise price of the underlying option, and the grant price of any other SAR will be such price as the Compensation Committee determines. The Compensation Committee may, in its sole discretion, condition the exercise of any SAR upon the attainment of specified Performance Goals (as defined below).

The 1999 Plan also provides for the grant of restricted stock awards, which are awards of common stock that may not be transferred or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Compensation Committee determines (the “Restricted Period”). The Compensation Committee may also impose such other conditions and restrictions on the shares as it deems appropriate, including the satisfaction of one or more of the following performance criteria: (i) pre-tax income or after-tax income; (ii) operating cash flow; (iii) operating profit; (iv) return on equity, assets, capital or investment; (v) earnings or book value per share; (vi) sales or revenue; (vii) operating expenses; (viii) common stock price appreciation; and (ix) implementation or completion of critical projects or processes (the “Performance Goals”). The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the Performance Goals will be determined, to the extent applicable, in accordance with generally accepted accounting principles and will be subject to certification by the Compensation Committee; provided, that the Compensation Committee will have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company. The Compensation Committee may provide that such restrictions will lapse with respect to specified percentages of the awarded shares on successive future dates.

During the Restricted Period, the grantee will be entitled to receive dividends with respect to, and to vote the shares awarded to him or her. If, during the Restricted Period, the grantee’s continuous employment with the Company terminates for any reason, any shares remaining subject to restrictions will be forfeited, unless otherwise determined by the Compensation Committee. The Compensation Committee has the authority to cancel any or all outstanding restrictions prior to the end of the Restricted Period, including cancellation of restrictions in connection with certain types of termination of employment.

The Company’s Board of Directors may at any time and from time to time suspend, amend, modify or terminate the 1999 Plan; provided, however, that no amendment that requires shareholder approval in order for the 1999 Plan to continue to comply with Section 162(m) of the Code or any other applicable law will be effective unless and until such amendment has received the requisite approval by the Company’s shareholders.

Certain U.S. Federal Income Tax Consequences

The following is a brief summary of certain U.S. federal income tax aspects of options awarded under the 1999 Plan based upon the federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and the exact tax consequences to any grantee will depend upon his or her particular circumstances and other facts. The plan participants must consult their tax advisors with respect to any state, local and foreign tax considerations or particular federal tax implications of options granted under the 1999 Plan.

Incentive Stock Options. Neither the grant nor the exercise of an ISO will result in taxable income to the employee. The tax treatment on sales of shares of common stock acquired upon exercise of an ISO depends on whether the holding period requirement is satisfied. The holding period is met if the disposition of the shares by the employee occurs (i) at least two years after the date of grant of the option; (ii) at least one year after the date the shares were transferred to the employee; and (iii) while the employee remains employed by the Company or not more than three months after his or her termination of employment (or not more than one year in the case of a disabled employee). If the holding period requirement is satisfied, the excess of the amount realized upon sale of the shares of common stock acquired upon the exercise of the ISO over the price paid for these shares will be treated as a long-term capital gain. If the employee disposes of the common stock acquired upon the exercise of the ISO before the holding period requirement is met (a “disqualifying disposition”), the excess of the fair market value of the shares on the date of exercise or, if less, the fair market value on the date of disposition, over the exercise price will be taxable as ordinary compensation income to the employee at the time of disposition, and the Company will be entitled to a corresponding deduction. The balance of the gain, if any, will be a capital gain for the employee. Any capital gain recognized by the employee will be a long-term capital gain if the employee’s holding period for the shares of common stock at the time of disposition is more than one year.

Although the exercise of an ISO will not result in taxable income to the employee, the excess of the fair market value of the common stock on the date of exercise over the exercise price will be included in the employee’s “alternative minimum taxable income” under the Code.

Nonqualified Stock Options. There will be no federal income tax consequences to the Company or to the grantee upon the grant of a NQSO under the 1999 Plan. However, upon the exercise of a NQSO under the 1999 Plan, the grantee will recognize ordinary compensation income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. The Company will generally be entitled to a tax deduction at such time and in the same amount that the employee recognizes ordinary income. If the shares of common stock so acquired are later sold or exchanged, the difference between the amount realized from such sale or exchange and the fair market value of such stock on the date of exercise of the option is generally taxable as long-term or short-term capital gain or loss depending upon whether the shares of common stock have been held for more than one year after such date.

Exercise with Shares. A grantee who pays the exercise price upon exercise of an ISO or NQSO, in whole or in part, by delivering shares of common stock already owned by him or her will recognize no gain or loss for federal income tax purposes to the extent of the fair market value of the shares surrendered, but with respect to shares received in excess of such exercise price, a grantee will recognize ordinary compensation income equal to the fair market value of such shares. Shares of common stock acquired upon exercise that are equal in number to the shares surrendered will have a tax basis equal to the tax basis of the shares surrendered, and (except as noted below with respect to disqualifying dispositions) the holding period of such shares will include the holding period of shares surrendered. In the case of a NQSO, the basis of additional shares received upon exercise of the NQSO will be equal to the fair market value of such shares on the date of exercise, and the holding period for such additional shares will commence on the date the option is exercised. In the case of an ISO, the tax basis of the additional shares received will be zero, and the holding period of such shares will commence on the date of exchange. If any of the shares received upon exercise of the ISO are disposed of within two years of the date of the grant of the ISO or within one year after exercise, the shares with the lowest (i.e., zero) basis will be deemed to be disposed of first, and such disposition will be a disqualifying disposition giving rise to ordinary income as previously discussed above.

Stock Appreciation Rights. No income will be realized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant will generally be required to include as taxable ordinary income in the year of exercise, an amount equal to the amount of cash and the fair market value of any shares received. The Company will be entitled to a deduction at the time and in the amount included in the participant’s income by reason of the exercise. If the participant receives common stock upon exercise of a SAR, the post-exercise appreciation or depreciation will be treated in the same manner discussed above under “Nonqualified Stock Options.”

Restricted Stock. A participant receiving restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture, less the consideration paid for the stock. However, a participant may elect, under Section 83(b) of the Code within 30 days of the grant of the stock, to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) over the purchase price of the restricted stock. Thereafter, if the shares are forfeited, the participant will be entitled to a deduction, refund or loss, for tax purposes only, in an amount equal to the purchase price of the forfeited shares regardless of whether she or he made a Section 83(b) election. With respect to the sale of shares after the forfeiture period has expired, the holding period to determine whether the participant has long-term or short-term capital gain or loss generally begins when the restriction period expires and the tax basis for such shares will generally be based on the fair market value of such shares on such date. If the participant makes an election under Section 83(b), however, the holding period will commence on the date of grant, the tax basis will be equal to the fair market value of shares on such date (determined without regard to restrictions), and the Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the participant in the year that such income is taxable.

Dividends and Dividend Equivalents. Dividends paid on restricted stock generally will be treated as compensation that is taxable as ordinary income to the participant, and will be deductible by the Company. If the participant makes a Section 83(b) election, however, the dividends will be taxable as ordinary income to the participant but will not be deductible by the Company.

Other Stock-Based Awards. The federal income tax treatment of other stock-based awards will depend on the nature of any such award and the restrictions applicable to such award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, an award of restricted stock, or in a manner not described herein.

The 1999 Plan is not intended to be a “qualified plan” under Section 401(a) of the Code.

1999 Plan Benefits

The Company cannot determine the number of options or other awards to be received in the future by the Named Executive Officers, all current executive officers as a group or all employees (including current officers who are not executive officers) as a group, as a result of the proposed increase in the number of shares available under the 1999 Plan, or what amounts would have been received by any person or group of persons during the year ended December 31, 2003 if the proposed increase in the number of shares available under the 1999 Plan had been in effect. Non-employee directors are not eligible for awards under the 1999 Plan.

The Amendment will be approved and adopted by the shareholders if the votes cast in favor of the Amendment exceed the votes cast against it. Unless contrary instructions are received, shares of the common stock represented by duly executed proxies will be voted in favor of the approval and adoption of the Amendment.

The Board recommends that the shareholders vote FOR approval of the Amendment to the 1999 Stock Option and Incentive Plan.

PROPOSAL 4 — APPROVAL OF AMENDMENT TO THE NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

Effective May 15, 1995, the Company adopted the Non-Employee Director Stock Option Plan (the “Director Plan”) for stock option grants to purchase the Company’s common stock to attract and retain well-qualified persons for service as directors of the Company and to provide directors with an opportunity to increase their ownership in the Company and thereby increase their personal interest in the Company’s success. The Company’s shareholders approved the Director Plan on May 21, 1996. At this year’s Annual Meeting, shareholders are being asked to approve an amendment (the “NED Amendment”) to the Director Plan adopted by the Board effective February 5, 2004, subject to shareholder approval, in order to maintain the plan as a continuing source of director incentives.

Currently, the Director Plan provides that 360,000 shares of the Company’s common stock be reserved for the grant of stock options. The NED Amendment, if approved by shareholders, would increase the number of shares of common stock available for issuance under the Director Plan to 700,000. As of March 10, 2004, an aggregate of 30,000 shares of the Company’s common stock remained available. Other provisions of the NED Amendment convey administrative authority of the Director Plan to the Board.

The following description of the principal features of the Director Plan and the NED Amendment is qualified in its entirety by reference to the applicable provisions of the documents. Please write to the Secretary at the address on the cover of this Proxy Statement to request a copy of the Director Plan. The full text of the NED Amendment is attached to this Proxy Statement as Appendix III.

If the Company’s shareholders do not approve the NED Amendment, the Director Plan will terminate when all currently available shares have been granted in the form of options or other awards. In this event, the Company will not possess a compensation arrangement that directly links the interests of its directors to the performance of the Company. As of the date of this Proxy Statement, no awards have been made regarding the additional 340,000 shares authorized by the NED Amendment.

Summary of Material Provisions of the Director Plan and the NED Amendment

Currently, the Director Plan provides that awards may be granted covering up to 360,000 shares of common stock. The Director Plan provides that the number of shares authorized for issuance be adjusted in the event of certain changes in the capital structure of the Company. The 360,000 shares reflect a two-for-one stock split of the common stock on March 19, 1999 and a three-for-two stock split of the common stock on January 28, 2000.

Under the Director Plan, on the first business day following each Annual Meeting of Shareholders each non-employee director is granted an option for the purchase of 7,500 shares of common stock at an exercise price equal to the closing sales price of the common stock on the date of grant. The options become exercisable in two equal installments on the first and second anniversaries of the date of grant.

If a participant’s service with the Company terminates because of the participant’s death or disability, the options granted to such participant will be exercisable for a period of one year thereafter (subject to expiration as described below). If a participant’s service with the Company terminates for any other reason, all options granted to the participant which are not then exercisable shall be canceled, and the remaining options will continue to be exercisable for a period of 90 days following termination of service (subject to expiration as described below). All options will expire on the tenth anniversary of the date of grant if not earlier exercised or canceled.

No options may be transferred by the optionee except by will or by the laws of descent and distribution. Options are exercisable during the optionee’s lifetime only by the optionee.

In the event of a Change-in-Control (as defined below), all options awarded under the Director Plan not previously exercisable and vested will become fully exercisable and vested. The value of all options will be cashed out on the basis of the Change-in-Control Price (as defined below) as of the date of such Change-in-Control, except that in the case of any options held by persons who are subject to Section 16(b) of the Exchange Act, options will only be cashed out to the extent that options have been held for at least six months and the Change-in-Control is outside the control of the grantee for purposes of Rule 16b-3(e)(3) under the Exchange Act.

A “Change-in-Control” is defined as (i) any change in control that would be required to be reported in response to any form or report to the SEC or any stock exchange on which the Company’s shares are listed, (ii) the acquisition by any person (other than the Company, any subsidiary of the Company or any employee benefit plan of the Company or any of its subsidiaries) of beneficial ownership of securities of the Company representing 40% or more of the combined voting power of the Company or (iii) a change in the Board of Directors of the Company if, as a result of such change, the persons who were the members of the Board two years prior to such change cease to constitute at least a majority of the members of the Board of Directors. Persons who were elected by or on the recommendation or approval of at least three-quarters of the members of the Board who were in office at the beginning of such period are deemed to have been in office during the two year period for purposes of this provision. The “Change-in-Control Price” is defined as the highest price per share paid for the common stock in any transaction reported on The Nasdaq Stock Market or any other exchange or market that is the principal trading market for the common stock or any other bona fide transaction relating to the Change-in-Control during the 60 days prior to the Change-in-Control.

Options granted under the Director Plan are non-qualified stock options under the Code. No income will be recognized for federal income tax purposes by the participant at the time the option is granted, but participants will generally recognize ordinary income at the time of exercise of an option in an amount equal to the difference between the fair market value of the shares on the date of exercise and the option exercise price. The Company will be entitled to a tax deduction in the amount recognized as income by the participant on exercise. Upon disposition of the shares, any appreciation or depreciation after the date of exercise is treated as short-term or long-term capital gain or loss, depending on the length of time the participant has held the shares.

The Board may at any time amend, rescind or terminate the Director Plan, except to the extent provided below. No change may be made to any option previously made under the Director Plan which would impair the option holder’s rights without his or her consent. Without the approval of the shareholders of the Company, the Director Plan may not be amended to: (i) materially increase the number of shares reserved under the plan (except pursuant to certain changes in the capital structure of the Company) or materially increase the benefits accruing to participants under the plan, (ii) materially change the requirements for eligibility under the plan or (iii) materially modify the method of determining the number of options to be granted under the plan (except pursuant to certain changes in the capital structure of the Company). The Director Plan may not be amended more than once every six months, except as required for compliance with the Code or the rules thereunder. No change to any option previously granted under the Director Plan may be made without the optionee’s consent.

Director Plan Benefits

Since the stock options granted under the Directors Plan are based upon a non-employee director’s continued service as a member of the Company’s Board, no data can be provided regarding planned future grants. Therefore, the following table sets forth information pertaining to stock options which were granted in 2003 pursuant to the Directors Plan to the non-employee directors named below. The closing trading price of the common stock as reported on The Nasdaq Stock Market on March 10, 2004 was $32.07 per share.

Directors Plan

	Total Number of
Name of Non-Employee Director (1) (2)	Options	Dollar Value (3)
James A. Cronin, III (4)	7,500	$31,125
Robert K. Gray	7,500	31,125
Ray A. Mundy	7,500	31,125
Non-employee directors as a group (3 persons in 2003)	22,500	$93,375

(1)	Only non-employee directors of the Company are eligible to receive stock options under the Directors Plan. No stock options are granted to any employee of the Company under the Directors Plan.

(2)	Richard W. Hanselman, C. John Langley, Jr., and B. Clyde Preslar were not non-employee directors of the Company in 2003 and, therefore, are not listed.

(3)	These values are computed by subtracting the option exercise price of $23.35 for in-the-money options from the closing price of $27.50 reported on The Nasdaq Stock Market for the common stock on December 31, 2003, and multiplying that figure by the number of in-the-money options.

(4)	Mr. Cronin has informed the Company of his intention to retire from the Board of Directors effective May 18, 2004 and his 2003 grant will expire on that date. None of the options granted to Mr. Cronin in 2003 will have vested at May 18, 2004.

The NED Amendment will be approved and adopted by the shareholders if the votes case in favor of the NED Amendment exceed the votes cast against it. Unless contrary instructions are received, shares of the common stock represented by duly executed proxies will be voted in favor of the approval and adoption of the NED Amendment.

The Board recommends that the shareholders vote FOR approval of the Amendment to the Non-Employee Director Stock Option Plan.

PROPOSAL 5 – APPROVAL OF 2000 OPTION AWARD TO A NON-EMPLOYEE DIRECTOR

On July 18, 2000, in order to meet the independence standards of the Company’s Board and Audit Committee membership established by the rules of The Nasdaq Stock Market and the SEC, the Board adopted resolutions increasing and fixing the number of directors to seven and appointed Ray A. Mundy to fill the newly-created independent director position on the Board and on the Audit Committee.

Historically, non-employee directors have received a grant of 15,000 non-qualified options to purchase the Company’s common stock upon appointment to the Board. Thereafter, pursuant to the Non-Employee Director Stock Option Plan described in Proposal 3 to this Proxy Statement, on the first business day following each Annual Meeting of Shareholders each non-employee director is granted an option for the purchase of 7,500 shares of common stock at an exercise price equal to the closing sales price of the common stock on the date of grant. The options become exercisable in two equal installments on the first and second anniversaries of the date of grant.

In conjunction with Dr. Mundy’s appointment to the Board, and as an inducement, the Board also adopted resolutions granting to Dr. Mundy 15,000 non-qualified options to purchase the Company’s common stock at an exercise price of $36.375 (the “Option Award”). Under the terms of the Non-Qualified Stock Option Agreement (the “Option Agreement”) entered into between the Company and Dr. Mundy, the options were scheduled to vest in two equal installments commencing on the first anniversary of the date of grant and expire on the tenth anniversary of the date of grant.

If the Company’s shareholders do not approve the Option Award, the Company will be unable to register the 15,000 shares of common stock with the SEC under the Securities Act of 1933, as amended or to list the shares on The Nasdaq Stock Market. Accordingly, in the event Dr. Mundy elects to exercise the options, any shares issued as a result would not be eligible for sale to the public on the open market. As of the date of this Proxy Statement, Dr. Mundy has not exercised any of the options.

The following description of the principal features of the Option Agreement is qualified in its entirety by reference to the applicable provisions of the document. Please write to the Secretary at the address on the cover of this Proxy Statement to request a copy of the Option Agreement. The full text of the Option Agreement is attached to this Proxy Statement as Appendix IV.

Summary of Material Provisions of the Option Agreement

If Dr. Mundy’s service with the Company terminates because of death or disability, the options granted under the Option Agreement will be exercisable for a period of one year thereafter (subject to expiration as described below). If Dr. Mundy’s service with the Company terminates for any other reason, all of the options granted which are not then exercisable shall be canceled, and the remaining options will continue to be exercisable for a period of 90 days following termination of service (subject to expiration as described below). All options will expire on the tenth anniversary of the date of grant if not earlier exercised or canceled.

No options may be transferred by Dr. Mundy except by will or by the laws of descent and distribution. Options are exercisable during Dr. Mundy’s lifetime only by Dr. Mundy.

In the event of a Change-in-Control (as defined below), all options awarded under the Option Agreement not previously exercisable and vested will become fully exercisable and vested. The value of all options will be cashed out on the basis of the Change-in-Control Price (as defined below) as of the date of such Change-in-Control, except that in the case of any options held by persons who are subject to Section 16(b) of the Exchange Act, options will only be cashed out to the extent that options have been held for at least six months and the Change-in-Control is outside the control of the grantee for purposes of Rule 16b-3(e)(3) under the Exchange Act.

A “Change-in-Control” is defined as (i) any change in control that would be required to be reported in response to any form or report to the SEC or any stock exchange on which the Company’s shares are listed, (ii) the acquisition by any person (other than the Company, any subsidiary of the Company or any employee benefit plan of the Company or any of its subsidiaries) of beneficial ownership of securities of the Company representing 40% or more of the combined voting power of the Company or (iii) a change in the Board of Directors of the Company if, as a result of such change, the persons who were the members of the Board two years prior to such change cease to constitute at least a majority of the members of the Board of Directors. Persons who were elected by or on the recommendation or approval of at least three-quarters of the members of the Board who were in office at the beginning of such period are deemed to have been in office during the two year period for purposes of this provision. The “Change-in-Control Price” is defined as the highest price per share paid for the common stock in any transaction reported on The Nasdaq Stock Market or any other exchange or market that is the principal trading market for the common stock or any other bona fide transaction relating to the Change-in-Control during the 60 days prior to the Change-in-Control.

Options granted under the Option Agreement are non-qualified stock options under the Code. No income was recognized for federal income tax purposes by Dr. Mundy at the time the option was granted, but he will generally recognize ordinary income at the time of exercise of an option in an amount equal to the difference between the fair market value of the shares on the date of exercise and the option exercise price. The Company will be entitled to a tax deduction in the amount recognized as income by Dr. Mundy on exercise. Upon disposition of the shares, any appreciation or depreciation after the date of exercise is treated as short-term or long-term capital gain or loss, depending on the length of time Dr. Mundy has held the shares.

The Option Award will be approved and adopted by the shareholders if the votes case in favor of the Option Award exceed the votes cast against it. Unless contrary instructions are received, shares of the common stock represented by duly executed proxies will be voted in favor of the approval and adoption of the Option Award.

The Board recommends that the shareholders vote FOR approval of the 2000 option award to a non-employee director.

Stock Performance Graph

The following graph compares the percentage change in the Company’s cumulative shareholder return on its common stock with The Nasdaq Trucking and Transportation Stocks Index and The Nasdaq Stock Market Index commencing December 31, 1998 and ending December 31, 2003. The graph assumes a base investment of $100 made on December 31, 1998 and the respective returns assume reinvestment of all dividends, including the Company’s distribution to shareholders of Landair Corporation common stock effected on September 23, 1998. For the purposes of this graph, the Landair Corporation common stock distribution is treated as a nontaxable cash dividend that would have been converted to additional common stock at the close of business on September 23, 1998. The comparisons in this graph are required by the SEC and, therefore, are not intended to forecast or necessarily be indicative of any future return on the common stock.

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

Forward Air Corporation	$100	$463	$597	$543	$311	$440

Nasdaq Trucking and Transportation Stocks Index	100	95	87	102	104	149

Nasdaq Stock Market Index	100	185	112	89	61	92

Other Matters

The Board of Directors knows of no other matters that may come before the meeting; however, if any other matters should properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and the disclosure requirements of Item 405 of Regulation S-K require the directors and executive officers of the Company, and any persons holding more than ten percent of any class of equity securities of the Company, to report their ownership of such equity securities and any subsequent changes in that ownership to the SEC, The Nasdaq Stock Market and the Company. Based solely on a review of the written statements and copies of such reports furnished to the Company by its executive officers and directors, the Company believes that during 2003 all Section 16(a) filing requirements applicable to its executive officers, directors and shareholders were timely satisfied except that each of Bruce A. Campbell,

Andrew C. Clarke and Matthew J. Jewell inadvertently failed to timely file a Form 4 to report stock option grants received February 7, 2003. Each filed a Form 4 on May 22, 2003 to report the grants.

Deadline for Submission to Shareholders of Proposals to be Presented at the 2005 Annual Meeting of Shareholders

Any proposal intended to be presented for action at the 2005 Annual Meeting of Shareholders by any shareholder of the Company must be received by the Secretary of the Company not later than December 18, 2004 in order for such proposal to be considered for inclusion in the Company’s Proxy Statement relating to its 2005 Annual Meeting of Shareholders. Nothing in this paragraph shall be deemed to require the Company to include any shareholder proposal which does not meet all the requirements for such inclusion established by the SEC at the time in effect.

For other shareholder proposals to be timely (but not considered for inclusion in the Proxy Statement for the 2005 Annual Meeting of Shareholders), a shareholder’s notice must be received by the Secretary of the Company not later than February 24, 2005 and the proposal and the shareholder must comply with Regulation 14A under the Exchange Act. In the event that a shareholder proposal intended to be presented for action at the next Annual Meeting is not received prior to February 24, 2005, proxies solicited by the Board of Directors in connection with the Annual Meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the Proxy Statement for the Annual Meeting.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Notice of Annual Meeting and Proxy Statement and the 2003 Annual Report may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of the Proxy Statement or Annual Reports either now or in the future, please contact your bank, broker or other nominee.

Miscellaneous

It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, shareholders who do not expect to attend in person are urged, regardless of the number of shares of common stock owned, to date, sign and return the enclosed proxy promptly.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 is included within the Annual Report provided with this Proxy Statement. Such Annual Report does not constitute a part of the proxy solicitation material. Copies of exhibits filed with the Form 10-K are available upon written request. Requests should be made in writing to Shareholder Services, Forward Air Corporation, P.O. Box 1058, Greeneville, Tennessee 37744-1058.

By Order of the Board of Directors,

Matthew J. Jewell
Senior Vice President, General Counsel
and Secretary

Greeneville, Tennessee
April 19, 2004

Appendix I

FORWARD AIR CORPORATION

AUDIT COMMITTEE CHARTER

ORGANIZATION

     This charter governs the operations of the Audit Committee (the “Committee”) of Forward Air Corporation (the “Company”). The Committee shall review and reassess this charter at least annually and obtain the approval of the board of directors. The Committee shall be appointed by the board of directors and shall comprise of at least three directors, each of whom shall meet the independence and qualification requirements of The Nasdaq Stock Market, Inc., Section 104(m)(3) of the Securities and Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”). The Committee should also disclose, in accordance with applicable regulatory requirements, whether any member of the Committee is a “financial expert” as defined by the SEC. In fulfilling its responsibilities, the Committee may delegate responsibilities to a subcommittee consisting of one or more members of the Committee.

STATEMENT OF POLICY

     The Committee shall provide assistance to the board of directors in its oversight of the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the board.

     In so doing, it is the responsibility of the Committee to maintain free and open communication among the Committee, independent auditors, and management of the Company and the Committee shall from time to time meet separately in executive session with the independent auditors and management. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Committee shall have the authority to engage independent counsel and other advisers, as it deems necessary to carry out its duties, and the Company shall provide for appropriate funding, as determined by the Committee for the payment of (a) compensation to the independent auditor(s) engaged for the purpose of preparing or issuing the audit report or performing other audit, review or attest services for the Company; (b) compensation to any independent advisers employed by the Committee; and (c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee will work closely with management and independent auditors to promote accurate, high-quality, and timely disclosure of financial and other information to the board, the public markets and shareholders.

RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the board and report the results of its activities to the board. The Committee recognizes that management is responsible for preparing the Company’s financial statements, and that the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.

     The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate. In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

•	The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the Committee, as representatives of the Company’s shareholders. The Committee shall have the ultimate authority and responsibility to select, compensate, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for approval of the Company’s shareholders in its proxy statement). The Committee shall discuss with the auditors their objectivity and independence from management and the Company and matters included in the formal written statement required by the Independence Standards Board which delineates all relationships between the independent auditor and the Company. Annually, the Committee shall review and recommend to the board the selection of the Company’s independent auditors, subject to shareholders’ approval. The Committee will ensure the independence of the outside auditors through the pre-approval of all audit and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to and in accordance with Section 104(i)(1)(B) of the Exchange Act and the Committee’s pre-approval policy, as it may be amended from time to time.

•	The Committee shall discuss with the independent auditors and with Company financial management personnel the overall scope and plans for audits including the scope of the proposed audit for the current year, audit procedures to be utilized, and the adequacy of audit staffing and compensation. At the conclusion thereof, the Committee shall review such audit, including any comments or recommendations of the independent auditors. Also, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

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•	The Committee shall review with the Company’s financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. The Committee shall, at least annually, meet with the Company’s financial and accounting personnel for a report including the review of any related party transactions and any issues that may affect in any material way the financial reporting process, the financial risks of the Company and the internal control systems of the Company. Further, the Committee periodically should review Company policy statements to determine their adherence to the code of conduct. The Committee shall also monitor and oversee the Company’s legal compliance programs and code of business conduct and ethics.

•	The Committee shall establish procedures for (i) the receipt, retention and treatment of complaints and concerns received by the Company regarding accounting, internal accounting controls or auditing or related matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. Review of the quarterly financial statements by the independent auditors and Committee will occur prior to the public release of such quarterly financial results. Review of the Form 10-Q by the independent auditors and Committee will occur prior to the Company’s filing of the Form 10-Q. The chair of the Committee may represent the entire Committee for the purposes of this review.

•	The Committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders, if distributed prior to the filing of Form 10-K). The Committee shall review with the independent auditor (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (iii) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences. The Committee shall also discuss with the independent auditors their judgment about the quality, not merely the acceptability, of accounting principles relied upon therein, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements, as well as matters affecting the quality of the Company’s financial reporting and the fairness of the presentation in the financial statements of the financial condition and the financial risks of the Company. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. Based on such review and discussion, the

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Committee shall consider whether to recommend to the Company’s board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

•	The Committee shall review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer regarding: (i) any significant deficiencies in the design or operation of internal controls of the Company which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) any fraud, material or otherwise, that involves management or other senior personnel.

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Appendix II

AMENDMENT TO THE
FORWARD AIR CORPORATION
1999 STOCK OPTION AND INCENTIVE PLAN

     This is an Amendment of the Forward Air Corporation 1999 Stock Option and Incentive Plan (the “Plan”). Under Section 17 of the Plan, the Board of Directors (the “Board”) is authorized to amend the Plan, with the approval of the shareholders of the Company. Accordingly, the Board hereby amends the Plan effective as stated below in the following particulars.

1.

     Section 4 of the Plan is amended by deleting the second paragraph of such section in its entirety.

2.

     Section 5 of the Plan is amended by deleting such section in its entirety and replacing it with the following new Section 5:

          5. Stock.

     The maximum number of shares of Common Stock reserved for the grant of awards under the Plan shall be 3,000,000 subject to adjustment as provided in Section 11 hereof. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company. No Grantees shall be eligible to receive awards relative to shares of Common Stock which exceed 300,000 shares in any fiscal year.

     If any outstanding award under the Plan should, for any reason, expire or be canceled, forfeited, or terminated, without having been exercised in full, the shares of Common Stock allocable to the unexercised, canceled, forfeited, or terminated portion of such award shall (unless the Plan shall have been terminated) become available for subsequent grants of awards under the Plan.

3.

     Section 6(f)(i) of the Plan is amended by inserting the following sentence at the end of such section:

If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Non-Qualified Stock Option.

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4.

     All parts of the Plan not inconsistent herewith are hereby ratified and confirmed.

     This Amendment to the Plan is adopted to be effective as of the approval of said amendment by the shareholders of the Company, and the Company has caused this Amendment to be executed by its duly authorized officer.

Forward Air Corporation

By: /s/ Andrew Clarke
Name: Andrew Clarke
Title: CFO

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Appendix III

AMENDMENT TO THE
FORWARD AIR CORPORATION
NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     This is an Amendment of the Forward Air Corporation Non-Employee Director Stock Option Plan (the “Plan”). Under Section 7 of the Plan, the Board of Directors (the “Board”) is authorized to amend the Plan, with the approval of the shareholders of the Company. Accordingly, the Board hereby amends the Plan effective as stated below in the following particulars.

1.

     Section 2 of the Plan is amended by deleting such section in its entirety and replacing it with the following new Section 2:

          Section 2. Administration.

Responsibility and authority to administer and interpret the provisions of the Plan shall be conferred upon the Company’s Board of Directors (the “Board”). The Board may employ attorneys, consultants, accountants or other persons, and the Board, the Company and its officers shall be entitled to rely upon the advice, opinions or valuations of any such persons. All usual and reasonable expenses of the Board shall be paid by the Company. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon all recipients who have received awards, the Company and other interested persons. Notwithstanding the foregoing, the Board shall have no discretion with respect to the amount, price and timing of the awards. No member of the Board shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or awards made hereunder, and all members of the Board shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

2.

     Section 5(a) of the Plan is amended by deleting such section in its entirety and replacing it with the following new Section 5(a):

(a) Options to purchase up to seven hundred thousand (700,000) shares of Common Stock may be granted hereunder. In the event that any Option granted hereunder expires unexercised or is canceled, surrendered, or terminated without being exercised, in whole or in part, for any reason, then the number of shares of Common Stock theretofore subject to such Option which expired or were canceled, surrendered or terminated without

1

being exercised shall be added to the remaining number of shares of Common Stock for which Options may be granted hereunder. The Board shall appropriately adjust the number of shares for which Options may be granted pursuant to the Plan in the event of reorganization, recapitalization, stock split, reverse stock split, stock dividend, exchange or combination of shares, merger, consolidation, rights offering, or any change in capitalization of the Company.

3.

     Section 5(c) of the Plan is amended by deleting such section in its entirety and replacing it with the following new Section 5(c):

(c) The exercise price per share for each Option granted under the Plan shall be 100% of the Fair Market Value (as defined below) of a share of Common Stock as of the date of grant. “Fair Market Value” as of a given date for purposes of the Plan and any Option Agreement means (i) the closing sales price for the shares on the NASDAQ-NMS or any national exchange on which shares of Common Stock are traded on such date (or if such market or exchange was not open for trading on such date, the next preceding date on which it was open); or (ii) if the Common Stock is not listed on the NASDAQ-NMS or on an established and recognized exchange, such value as the Board, in good faith, shall determine based on such relevant facts, which may include opinions of independent experts, as may be available to the Board.

4.

     All parts of the Plan not inconsistent herewith are hereby ratified and confirmed.

     This Amendment to the Plan is adopted to be effective as of the approval of said amendment by the shareholders of the Company, and the Company has caused this Amendment to be executed by its duly authorized officer.

Forward Air Corporation

By: /s/ Andrew Clarke
Name: Andrew Clarke
Title: CFO

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Appendix IV

August 21, 2000

Non-Qualified Stock Option Agreement

To the Optionee (the “Optionee”) executing the signature page (the “Signature Page”) to this Non-Qualified Stock Option Agreement (this “Agreement”).

Dear Non-Employee Director:

     This Agreement sets forth the terms under which Forward Air Corporation, a Tennessee corporation (the “Company”), has awarded you an option to purchase shares of the $0.01 par value common stock of the Company (the “Common Stock”). This Agreement, along with the Company’s Insider Trading Policy and such additional documents as are furnished by the Company with this Agreement, constitutes the terms and conditions governing the grant of options hereunder.

     This will confirm the Agreement between the Company and the Optionee as follows:

     1. Grant of Option. The Company grants to the Optionee the right and option (the “Option”) to purchase all or any part of the number of shares of Common Stock set forth on the Signature Page (the “Shares”). The Option granted herein is a non-qualified stock option and does not qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

     2. Option Price. The option price per Share shall be the “Option Price per Share” as set forth on the Signature Page (the “Option Price”), representing one hundred percent (100%) of the Fair Market Value of a share of Common Stock as determined as of the Grant Date set forth on the Signature Page. “Fair Market Value” as of a given date for purposes of this Agreement means (i) the closing sales price for the shares on the NASDAQ-NMS or any national exchange on which shares of Common Stock are traded on such date (or if such market or exchange was not open for trading on such date, the next preceding date on which it was open); or (ii) if the Common Stock is not listed on the NASDAQ-

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NMS or on an established and recognized exchange, such value as the Compensation Committee of the Company (the “Committee”), in good faith, shall determine based on such relevant facts, which may include opinions of independent experts, as may be available to the Committee.

     3. Term of Option. The term of the Option shall commence on the Grant Date and all rights to purchase Shares hereunder shall cease at 11:59 p.m. on the Expiration Date set forth on the Signature Page, subject to earlier termination as provided in this Agreement. Except as may otherwise be provided in this Agreement, the Option granted hereunder may be cumulative and exercised as follows:

          (a) Subject to the terms and conditions of this Agreement, the Option shall become exercisable on the dates set forth on the Signature Page, provided that the Optionee continually serves as a director and is neither a full-time employee nor officer of the Company throughout such period as determined under Section 5; provided further, that the Option shall expire on the Expiration Date and must be exercised, if at all, on or before the Expiration Date. The Vesting Schedule for the Option is set forth on the Signature Page.

          (b) For the purpose of this Agreement, the Optionee shall be deemed to be eligible for participation in accordance with Section 5. A leave of absence (regardless of the reason therefor) shall be deemed to constitute the cessation of eligible status as of the commencement date of the leave. Accordingly, the Option shall be fully exercisable in accordance with this Section 3, provided the Optionee continues to serve as a non-employee director of the Company or a parent or subsidiary thereof throughout such period to such extent that the Shares are vested.

          (c) The Option Price of the Shares as to which the Option shall be exercised shall be paid in full at the time of exercise (i) in cash or by certified check or by bank draft; (ii) by the delivery of previously owned unrestricted shares of Common Stock which shall have an aggregate Fair Market Value determined in accordance with this Agreement equal to the Option Price; (iii) with the prior written consent and approval of the Company, by the execution and delivery of the Optionee’s promissory note in the principal amount of the Option Price, with such term, interest rate and other terms and provisions, including, without limitation, requiring the Shares acquired upon exercise to be pledged to the Company to secure payment of the note, as the

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Committee may specify; (iv) by cancellation of indebtedness of the Company to the Optionee; (v) by waiver of compensation due or accrued to the Optionee for services rendered; (vi) provided that a public market for the Common Stock exists, through a “same day sale” commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (a “NASD Dealer”) whereby the Optionee irrevocably elects to exercise his Option and to sell a portion of the Shares so purchased to pay for the Option Price and whereby the NASD Dealer irrevocably commits to forward the Option Price directly to the Company in exchange for receipt of such Shares; (vii) provided that a public market for the Common Stock exists, through a “margin” commitment from the Optionee and a NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Option Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Option Price directly to the Company, or (viii) any combination of the preceding. Except as provided in Section 5 hereof, the Option may not be exercised at any time unless the Optionee shall have been continuously, from the Grant Date to the date of the exercise of the Option, serving as a non-employee director of the Company or a parent or subsidiary of the Company. Additionally, notwithstanding anything in this Agreement to the contrary, the Option may be exercised at any given time only as to those Shares covered by the Option which have “vested” at such time, as set forth on the Vesting Schedule. The holder of the Option shall not have any of the rights of a shareholder with respect to Shares covered by the Option until such time, if ever, as such Shares of Common Stock are actually issued and delivered to the Optionee.

          (d) If Optionee’s service with the Company terminates due to Optionee’s death or disability, the Option shall be exercisable for a period of one (1) year thereafter (subject to expiration as provided herein). If Optionee’s service with the Company terminates for any other reason, the portion of the Option which is not then exercisable shall be canceled, and the remaining portion shall continue to be exercisable for ninety (90) days thereafter (subject to expiration as provided herein).

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          (e) To the extent the Shares purchased though the exercise of the Option are not registered under the Securities Act, they may not be sold, assigned, transferred or otherwise disposed of in the absence of an effective registration statement covering the shares, or an available exemption under the Securities Act.

     4. Nontransferability. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Optionee, only by the Optionee. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred, pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

     5. Termination of Option. This Option shall terminate on the ninety-first (91st) day after the Optionee ceases to be a non-employee director of the Company or a parent or subsidiary of the Company (the “Termination Date”). The Optionee shall be considered to be a non-employee director of the Company for all purposes under this Section 5 if the Committee determines that the Optionee is rendering substantial services as a part-time non-employee director of the Company or any parent or subsidiary of the Company.

     6. Change in Control.

          (a) In the event of a “Change in Control” (as defined below), the portion of the Option not previously exercisable and vested shall become fully exercisable and vested, and, except as otherwise provided in Section 6(d) below, the value of the portion of the Option, to the extent vested, shall be cashed out on the basis of the Change in Control Price (as defined below) as of the date of such Change in Control.

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          (b) For purposes of this Section 6, a “Change in Control” means the happening of any of the following:

     (i) A change in control of a nature that would be required to be reported in response to any form or report to the Securities and Exchange Commission or any stock exchange on which the Company’s shares are listed which requires the reporting of a Change in Control of the Company;

     (ii) When any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), (other than the Company or a subsidiary or any Company or subsidiary employee benefit plan (including any trustee of such plan acting as trustee) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company’s then outstanding securities; or

     (iii) When, during any period of two (2) consecutive years during the term of this Agreement, the individuals who, at the beginning of such period, constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such period shall be deemed to have satisfied the two (2) year requirement if such director was elected by, or on the recommendation of or with the approval of, at least three-quarters of the directors who were directors at the beginning of such period (either actually or by prior operation of this Section 6).

          (c) For purposes of this Section 6, “Change in Control Price” means the highest price per share paid for Common Stock in any transaction reported on the NASDAQ-NMS or such other exchange or market as is the principal trading market for the Common Stock, or paid or offered for Common Stock in any bona fide transaction related to a Change in Control of the Company at any time during the sixty (60) day period preceding the date on which a cashout occurs under this Section 6.

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          (d) In case Optionee is subject to Section 16(b) of the Exchange Act, the value of the Option, in each case to the extent that it is vested and has been held for at least six (6) months, shall be cashed out on the basis of the “Change in Control Price” as defined in Section 6(c) as of the date such Change in Control is determined to have occurred, but only if the Change in Control is outside the control of the grantee for purposes of Rule 16b-3(e)(3) under the Exchange Act, or any successor provision promulgated by the Securities and Exchange Commission.

     7. Adjustments. The number and class of Shares subject to the Option, and the Option Price per Share (but not the total purchase price), and the minimum number of Shares as to which the Option may be exercised at any one time, shall all be proportionately adjusted in the event of any change or increase or decrease in the number of issued shares of Common Stock, without receipt of consideration by the Company, which result from a split-up or consolidation of shares, payment of a share dividend (in excess of two percent (2%)), a recapitalization, combination of shares or other like capital adjustment, so that, upon exercise of the Option, the Optionee shall receive the number and class of shares the Optionee would have received had the Optionee been the holder of the number of shares of Common Stock, for which the Option is being exercised, on the date of such change or increase or decrease in the number of issued shares of Common Stock. Subject to reorganization, merger or consolidation, the Option shall be proportionately adjusted so as to apply to the securities to which the holder of the number of Shares of Common Stock subject to the Option would have been entitled. Adjustments under this Section 7 shall be made by the Committee whose determination with respect thereto shall be final and conclusive. No fractional share shall be issued under the Option or upon any such adjustment.

     8. Notice. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, by United States certified or registered mail, prepaid, to the parties or their assignees, if to the Company, addressed to Forward Air Corporation, Attention: Legal Department, P.O. Box 1058, Greeneville, Tennessee 37744, and if to the Optionee, at the address set forth on the Signature Page (or such other address as shall be given in writing by either party to the other).

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     9. Method of Exercising Option. Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company, at its principal office in the State of Tennessee, which is set forth in Section 8 hereof. Such notice shall state the election to exercise the Option and the number of Shares in respect of which it is being exercised and by payment in full of the Option Price pursuant to Section 3 above, and the Company shall deliver a certificate or certificates representing the Shares subject to such exercise as soon as practicable after the notice shall be received. The certificate or certificates for the Shares as to which the Option shall have been so exercised shall be registered in the name of the person so exercising the Option and shall be delivered as provided above to or upon the written order of the person exercising the Option. In the event the Option shall be exercised by any person other than the Optionee in accordance with the terms hereof, such notice shall be accompanied by appropriate proof of right of such person to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable. The holder of the Option shall not be entitled to the privileges or share ownership as to any shares of Common Stock not actually issued and delivered to the Optionee.

     10. No Agreement to Employ. Nothing in this Agreement shall be construed to constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company to employ or retain the Optionee for any specific period of time.

     11. Market Standoff Agreement. The Optionee agrees in connection with any registration of the Company’s securities that, upon the request of the Company or the underwriters managing any public offering of the Company’s securities, the Optionee will not sell or otherwise dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, for a period of time (not to exceed 120 days) from the effective date of such registration as the Company or the underwriters may specify.

     12. Stop-Transfer Notices. The Optionee understands and agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

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     13. General. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement, shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations, which, in the opinion of counsel for the Company, shall be applicable thereto.

     If the foregoing correctly sets forth your understanding of the terms and conditions governing the subject matter of this Agreement, please sign this Signature Page to this Agreement in the place indicated and return it to the corporate office.

Very truly yours,

FORWARD AIR CORPORATION

		By:	/s/ Bruce A. Campbell

Bruce A. Campbell
President and Chief Operating Officer

OPTIONEE

By:	/s/ Ray A. Mundy

Ray A. Mundy

Shares:	7,500
Date of Grant:	July 18, 2000
Option Price Per Share:	$36.375
Expiration Date:	July 18, 2010
Vesting Schedule:	The option granted hereby shall vest as to 1/2 of the Shares on the date which is twelve (12) months after the Date of Grant, and shall vest as to the other 1/2 of Shares on the date which is twenty-four (24) months after the Date of Grant.

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PROXY
FORWARD AIR CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF FORWARD AIR CORPORATION

    The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby appoints Bruce A. Campbell and Andrew C. Clarke, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of common stock of Forward Air Corporation owned of record by the undersigned on all matters which may come before the 2004 Annual Meeting of Shareholders to be held at the Grand Hyatt Atlanta in Buckhead, 3300 Peachtree Road, N.E., Atlanta, Georgia 30305, on May 18, 2004, at 10:00 a.m., EDT, and any adjournments thereof, unless otherwise specified herein. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, on matters which the Board of Directors does not know a reasonable time before making the proxy solicitation will be presented at the meeting and on other matters which may properly come before the 2004 Annual Meeting and any adjournments thereof.

   1. Election of Directors

☐	FOR the nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

   Bruce A. Campbell; Andrew C. Clarke; Hon. Robert Keith Gray; Richard W. Hanselman; C. John Langley, Jr.; Ray A. Mundy; Scott M. Niswonger; and B. Clyde Preslar

For, except vote withheld from the following nominee(s):

2.	Ratification of the appointment of Ernst & Young LLP as independent auditors

☐ FOR                 ☐ AGAINST                 ☐ ABSTAIN

3.	Amendment to the 1999 Stock Option and Incentive Plan

☐ FOR                 ☐ AGAINST                 ☐ ABSTAIN

(see reverse side)

4.	Amendment to the Non-Employee Director Stock Option Plan

☐ FOR                 ☐ AGAINST                 ☐ ABSTAIN

5.	2000 Stock Option Award to Non-Employee Director

☐ FOR                 ☐ AGAINST                 ☐ ABSTAIN

The Board of Directors recommends a vote FOR Proposals 1, 2, 3, 4 and 5.

   You are encouraged to specify your choice by marking the appropriate box (see reverse side), but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card.

   This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all of the director nominees and “FOR” proposals 2, 3, 4 and 5.

Do you plan to attend the Annual Meeting?
☐ Yes ☐ No

PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY.

Please sign exactly as name appears hereon. Joint Owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature(s)	Date